EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Proteo, Inc. (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) the Annual Report of the Company on Form 10-K for the period ended December 31, 2019 (hereinafter referred to as the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2020

/s/ Oliver Wiedow

Oliver Wiedow

Chief Executive Officer and

Chief Financial Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO PROTEO, INC. AND WILL BE RETAINED BY PROTEO, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

THIS CERTIFICATION IS BEING FURNISHED PURSUANT TO RULE 15(D) AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT (15 U.S.C. 78R), OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. THIS CERTIFICATION SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE.